Exhibit 10
24(b)(10)



April 30, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      Exhibit 10, Form N-1A
         Calvert Variable Series, Inc.
         (formerly named Acacia Capital Corporation)
         File numbers 811-3591, 2-80154


Ladies and Gentlemen:

         As Counsel to Calvert Variable Series,
Inc., formerly named Acacia Capital Corporation, it is my opinion, based upon an examination of the Articles of Incorporation, Amendments, Restatements and By-Laws and such other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 34 will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this
opinion of counsel with the Securities and Exchange
Commission as an Exhibit to the Fund's
Post-Effective Amendment No. 34 to its Registration
Statement.


Sincerely,

/s/ Susan Walker Bender

Susan Walker Bender
Associate General Counsel